Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Second Quarter 2019 Results

TYSONS, VA (July 31, 2019) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2019. Highlights include:

Second Quarter 2019 Highlights

•	Comparable RevPAR was $191.72, an increase of 0.8% from the same period in 2018;
•	Net income was $84 million and net income attributable to stockholders was $82 million;
•	Adjusted EBITDA was $207 million;
•	Adjusted FFO attributable to stockholders was $164 million;
•	Diluted earnings per share was $0.40;
•	Diluted Adjusted FFO per share was $0.81;
•	Comparable Hotel Adjusted EBITDA margin was 31.3% or a decrease of 90 bps from the same period in 2018;
•	Completed the sale of the Hilton Atlanta Airport, Embassy Suites Parsippany and Hilton New Orleans Airport for total gross proceeds of $166 million;
•	Entered into a merger agreement with Chesapeake Lodging Trust, which is currently expected to close in mid-to-late September of 2019; and
•	Park and its JV partners entered into an agreement to sell the Conrad Dublin for a gross sales price of approximately $130 million.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am pleased to announce results for another solid quarter with RevPAR increasing 0.8% against very difficult year-over-year comparisons and a challenging demand environment.  We delivered strong operating results in Key West, San Francisco and Southern California, while overall softness in business transient impacted markets like New York and Chicago. Despite these challenges, our comparable portfolio grew RevPAR index share by 350 basis points in aggregate, highlighting the continued success of our asset management initiatives. We also closed on the sale of three hotels in the quarter for total gross proceeds of $166 million, which is in line with our strategy to reduce leverage as part of the proposed Chesapeake acquisition. Finally, we continue to make meaningful progress toward closing the proposed Chesapeake acquisition, with Chesapeake recently announcing that it has entered into an agreement to sell its two New York City hotels. We remain on track to close the proposed Chesapeake acquisition in mid-to-late September 2019. We have strong conviction about the opportunity, and we remain confident in the long-term benefits of this transaction.”

Selected Statistical and Financial Information

(unaudited, amounts in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change(1)		2019	2018	Change(1)
Comparable RevPAR	$191.72	$190.22	0.8%		$185.41	$180.83	2.5%
Comparable Occupancy	86.6%	85.9%	0.7	% pts	83.1%	82.5%	0.6	% pts
Comparable ADR	$221.40	$221.47	(0.0)%		$223.19	$219.16	1.8%

Net income	$84	$218	(61.5)%		$181	$367	(50.7)%
Net income attributable to stockholders	$82	$216	(62.0)%		$178	$366	(51.4)%

Adjusted EBITDA	$207	$228	(9.2)%		$383	$402	(4.7)%
Comparable Hotel Adjusted EBITDA	$208	$212	(1.8)%		$384	$374	2.9%
Comparable Hotel Adjusted EBITDA margin	31.3%	32.2%	(90	) bps	30.0%	30.1%	(10	) bps
Adjusted FFO attributable to stockholders	$164	$187	(12.3)%		$300	$324	(7.4)%

Earnings per share - Diluted(1)	$0.40	$1.07	(62.6)%		$0.88	$1.77	(50.3)%
Adjusted FFO per share - Diluted(1)	$0.81	$0.93	(12.9)%		$1.49	$1.57	(5.1)%
Weighted average shares outstanding - Diluted	202	201	1		202	206	(4)

(1)	Amounts are calculated based on unrounded numbers.

Top 10 Hotels

RevPAR at Park’s Top 10 Hotels increased 1.0% during the second quarter and 3.0% year-to-date, as compared to the same periods in 2018, primarily due to a 1.7% increase in occupancy, offset by a 0.9% decrease in rate during the second quarter, while year-to-date growth was due to a 1.2% increase in occupancy and a 1.6% increase in rate. Highlights within the Top 10 Hotels include:

•	Hilton Hawaiian Village Waikiki Beach Resort: RevPAR increased 0.8% for the quarter and 0.6% year-to-date primarily due to an increase in group revenue;
•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: Combined RevPAR increased 4.5% for the quarter and 13.8% year-to-date due to strong group demand, resulting in an increase in group revenue of 12.8% and 27.0%, respectively, coupled with a 2.6% and 9.2% increase in contract revenue for the quarter and year-to-date, respectively;

•

New York Hilton Midtown: RevPAR decreased 1.7% for the quarter and 1.5% year-to-date primarily due to a decline in rate as a result of a decrease in group business, partially offset by increases in both transient and contract business;

•

Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: Combined RevPAR increased 2.1% for the quarter and 0.7% year-to-date primarily due to an increase in RevPAR of 6.1% at the Waldorf Astoria Orlando for the quarter and an overall increase in group business year-to-date;

•

Hilton New Orleans Riverside: RevPAR decreased 5.3% for the quarter and 1.7% year-to-date primarily due to a decrease in group revenue for the quarter, partially offset by increases in both transient and contract business;

•	Hilton Chicago: RevPAR decreased 1.4% during the quarter and 2.6% year-to-date as a result of a decrease in group revenue from fewer citywide event room nights;
•	Casa Marina, A Waldorf Astoria Resort: RevPAR increased 6.2% during the quarter and 7.1% year-to-date primarily attributable to an increase in occupancy from strong transient demand; and
•

Hilton Waikoloa Village: RevPAR increased 4.5% for the quarter, primarily due to increases in occupancy as a result of an increase in transient and contract business, which until this quarter, experienced disruption caused by the 2018 volcanic activity on the Big Island, contributing to a year-to-date RevPAR decrease of 1.4%.

Total Consolidated Comparable Hotels

Comparable RevPAR increased 0.8% for the quarter and 2.5% year-to-date.  The increase in comparable RevPAR during the quarter was primarily due to increases in transient and contract revenues of 1.1% and 11.4%, respectively, as a result of an increase in occupancy, which was partially offset by a decrease in group revenue of 1.7%. The year-to-date increase in comparable RevPAR was primarily due to increases in group, contract and transient revenues of 4.0%, 13.8% and 0.4%, respectively. Group and contract revenue benefited from increases in both occupancy and rate.

The overall increase in comparable RevPAR for both periods was primarily a result of increases in occupancy at both Park’s Northern California and Southern California hotels. Northern California benefited from increases in rate and occupancy at Park’s San Francisco hotels due to increases in group and contract revenue of 12.8% and 2.6%, respectively, during the quarter and 27.0% and 9.2%, respectively, year-to-date. Southern California benefited primarily from a 28.8% and 38.0% RevPAR increase at the Hilton Santa Barbara Beachfront Resort during the quarter and year-to-date, respectively, from increases in occupancy and rate following the renovation and repositioning of the hotel completed in April 2018. Additionally, RevPAR increased at Park’s Hawaii hotels during the quarter and year-to-date primarily as a result of an increase in occupancy of 8.8% and 2.4%, respectively, at the Hilton Waikoloa Village.

The overall increase in RevPAR for our comparable hotels was partially offset by declines in RevPAR at our Chicago, New York and New Orleans hotels for both the quarter and year-to-date. The decline in RevPAR in Park’s Chicago hotels was primarily a result of a decrease in group revenue resulting from fewer citywide event room nights.  The declines in RevPAR at Park’s New York and New Orleans hotels were primarily due to lower group business, only partially offset by an increase in transient and contract business.

Insurance Update

In September 2017, Hurricanes Irma and Maria caused damage and disruption at the Caribe Hilton in San Juan Puerto Rico and Park’s two hotels in Key West, Florida. The Caribe Hilton, which was closed throughout 2018, reopened on June 19, 2019.

For the second quarter, the Caribe Hilton incurred a $4 million Adjusted EBITDA loss as a result of not receiving an anticipated $5 million of business interruption proceeds. Subsequent to the end of the second quarter, the insurance carriers authorized an additional $10 million advance, of which approximately $4 million has been received and the remainder is expected to be received in the coming weeks. To date, Park has received approximately $124 million of insurance proceeds for the Caribe Hilton under this claim.

Additionally, to date Park has received $8 million of insurance proceeds related to property damage for both the Key West hotels.  Park expects to finalize the insurance claims related to its Puerto Rico and Key West hotels by the end of 2019.

Dispositions

In June 2019, Park sold the 507-room Hilton Atlanta Airport in Atlanta, GA, the 274-room Embassy Suites Parsippany in Parsippany, NJ and the 317-room Hilton New Orleans Airport in New Orleans, LA for a combined sales price of $166 million or $151,000 per key.

In July 2019, Park and other owners of the entity that owns the Conrad Dublin, entered into an agreement to sell their ownership interests in the entity for a gross sales price of approximately $130 million.  Proceeds are payable in cash at closing and are subject to customary pro rations and adjustments.  Park’s pro-rata share of the gross sales price is approximately $62 million, which will be used for general corporate purposes, including a potential distribution to stockholders, subject to declaration by Park’s Board of Directors. The sale is subject to customary closing conditions and required regulatory approvals and is currently anticipated to close in the fourth quarter of 2019.

Balance Sheet and Liquidity

Park had the following debt outstanding as of June 30, 2019:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of June 30, 2019
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Capital lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.16%(1)		2,178

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.60%	December 2021(3)	—
Term loan	Unsecured	L + 1.55%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt		3.98%		780

Less: unamortized deferred financing costs and discount				(9)
Total Debt(4)		4.11%(1)		$2,949

(1)	Calculated on a weighted average basis.
(2)	$1 billion available.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(4)	Excludes $234 million of Park’s share of debt of its unconsolidated joint ventures.

Total cash and cash equivalents were $480 million as of June 30, 2019, including $170 million of restricted cash, of which $154 million is held in escrow and is expected to be used in a 1031 tax deferred exchange.

Capital Investments

Excluding the redevelopment of the Caribe Hilton, Park invested $29 million in the second quarter on capital improvements at its hotels, including $19 million on improvements made to guest rooms, meeting spaces and other guest-facing areas. Key projects for the quarter included:

•	Hilton Boston Logan Airport: $5 million primarily on guest room renovations;
•	Hilton Orlando Bonnet Creek: $5 million primarily on meeting room and guest room renovations;
•	Hilton Hawaiian Village Waikiki Beach Resort: $2 million primarily on guest room and exterior renovations;
•	Hilton New Orleans Riverside: $2 million primarily on guest room renovations;
•	Waldorf Astoria Reach Resort: $2 million primarily on guest room renovations in anticipation of conversion of the hotel to the Curio brand, which is expected to be completed by the end of 2019.

Dividends

Park declared a second quarter 2019 cash dividend of $0.45 per share to stockholders of record as of June 28, 2019. The second quarter 2019 cash dividend was paid on July 15, 2019.

On July 26, 2019, Park declared a third quarter 2019 cash dividend of $0.45 per share to be paid on October 15, 2019 to stockholders of record as of September 30, 2019.

Full-Year 2019 Outlook

Hilton Waikoloa Village is included in Park’s 2019 comparable hotels as its room count is expected to remain consistent throughout 2019 as compared to 2018. The full-year outlook has been adjusted to remove the June 2019 asset sales and reflect pricing of Park’s property insurance renewal, which occurred in June 2019.  Park expects the full-year 2019 operating results, excluding the effect of the acquisition of Chesapeake Lodging Trust (“Chesapeake”) to be as follows:

(unaudited, dollars in millions, except per share amounts and Comparable RevPAR)

	2019 Outlook				2019 Outlook				Change at
	as of July 31, 2019				as of May 6, 2019				Midpoint
Metric	Low		High		Low		High

Comparable RevPAR Growth	2.0%		3.5%		2.5%		4.5%		-0.75%
Comparable RevPAR	$183		$186		$181		$184		$2

Net income	$329		$353		$358		$386		$(31.0)
Net income attributable to stockholders	$322		$346		$350		$378		$(30.0)
Diluted earnings per share(1)	$1.59		$1.71		$1.73		$1.87		$(0.15)

Adjusted EBITDA	$735		$760		$750		$780		$(17.5)
Comparable Hotel Adjusted EBITDA margin change	0	bps	50	bps	20	bps	80	bps	(25)	bps
Adjusted FFO per share - Diluted(1)	$2.86		$2.98		$2.93		$3.07		$(0.08)

(1)	Per share amounts are calculated based on unrounded numbers.

Full-year 2019 guidance is based in part on the following assumptions:

•

General and administrative expenses are projected to be $44 million, excluding $15 million of non-cash share-based compensation expense, $7 million of transaction costs and $1 million of severance expense;

•	Fully diluted weighted average shares are expected to be 201.9 million;
•

Includes $8 million of Adjusted EBITDA from the Caribe Hilton representing a partial year of operations, for which Park expects to be covered by business interruption insurance resulting from the hotel being closed for a portion of 2019 following the damage caused by Hurricane Maria; and

•	Excludes potential future acquisitions and dispositions, which could result in a material change to Park’s outlook, including the effect of the acquisition of Chesapeake.

Park’s full-year 2019 guidance is based on a number of factors, many of which are outside the Company’s control and all of which are subject to change.  Park may change the guidance provided during the year as actual and anticipated results vary from these assumptions.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss second quarter 2019 results on Thursday, August 1, 2019 beginning at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Second Quarter 2019 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated acquisitions and dispositions, the declaration and payment of future dividends, the expected timetable and likelihood for completing the proposed transaction involving Park and Chesapeake, statements about the benefits of the proposed transaction involving Park and Chesapeake and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements for various reasons, including risks associated with Park’s ability to consummate the proposed transaction with Chesapeake and the timing of the closing of the proposed transaction; and the availability of financing; as well as other risks and uncertainties detailed from time to time in Park’s filings with the SEC. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2018, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is the second largest publicly traded lodging REIT with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 48 premium-branded hotels and resorts with over 29,000 rooms, a substantial portion of which are located in prime United States markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	June 30,	December 31,
	2019	2018
ASSETS
Property and equipment, net	$7,764	$7,975
Investments in affiliates	52	50
Goodwill	607	607
Intangibles, net	2	27
Cash and cash equivalents	310	410
Restricted cash	170	15
Accounts receivable, net	186	153
Prepaid expenses	88	82
Other assets	45	44
Operating lease right-of-use asset	207	—
TOTAL ASSETS	$9,431	$9,363
LIABILITIES AND EQUITY
Liabilities
Debt	$2,949	$2,948
Accounts payable and accrued expenses	208	183
Due to hotel manager	117	137
Due to Hilton Grand Vacations	135	135
Deferred income tax liabilities	42	42
Other liabilities	204	332
Operating lease liability	200	—
Total liabilities	3,855	3,777
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 201,799,199 shares issued and 201,621,099 shares outstanding as of June 30, 2019 and 201,290,458 shares issued and 201,198,381 shares outstanding as of December 31, 2018	2	2
Additional paid-in capital	3,591	3,589
Retained earnings	2,034	2,047
Accumulated other comprehensive loss	(5)	(6)
Total stockholders' equity	5,622	5,632
Noncontrolling interests	(46)	(46)
Total equity	5,576	5,586
TOTAL LIABILITIES AND EQUITY	$9,431	$9,363

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Rooms	$435	$451	$840	$869
Food and beverage	195	205	378	388
Ancillary hotel	54	58	107	108
Other	19	17	37	34
Total revenues	703	731	1,362	1,399

Operating expenses
Rooms	113	112	220	224
Food and beverage	130	131	254	257
Other departmental and support	151	155	300	311
Other property-level	49	50	98	103
Management and franchise fees	36	39	69	72
Depreciation and amortization	61	69	123	139
Corporate general and administrative	22	15	39	31
Other	18	18	38	35
Total expenses	580	589	1,141	1,172

(Loss) gain on sales of assets, net	(12)	7	19	96

Operating income	111	149	240	323

Interest income	2	1	3	2
Interest expense	(33)	(31)	(65)	(62)
Equity in earnings from investments in affiliates	10	8	15	12
Loss on foreign currency transactions	—	(4)	—	(3)
Other (loss) gain, net	(1)	108	—	108

Income before income taxes	89	231	193	380
Income tax expense	(5)	(13)	(12)	(13)

Net income	84	218	181	367
Net income attributable to noncontrolling interests	(2)	(2)	(3)	(1)
Net income attributable to stockholders	$82	$216	$178	$366

Earnings per share:
Earnings per share - Basic	$0.40	$1.07	$0.88	$1.77
Earnings per share - Diluted	$0.40	$1.07	$0.88	$1.77

Weighted average shares outstanding - Basic	201	200	201	205
Weighted average shares outstanding - Diluted	202	201	202	206

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income	$84	$218	$181	$367
Depreciation and amortization expense	61	69	123	139
Interest income	(2)	(1)	(3)	(2)
Interest expense	33	31	65	62
Income tax expense	5	13	12	13
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	7	5	12	12
EBITDA	188	335	390	591
Loss (gain) on sales of assets, net	12	(7)	(19)	(96)
Gain on sale of investments in affiliates(1)	—	(108)	—	(108)
Loss on foreign currency transactions	—	4	—	3
Transition expense	—	—	—	2
Transaction costs	7	—	7	—
Severance expense	1	1	2	1
Share-based compensation expense	4	4	8	8
Other items	(5)	(1)	(5)	1
Adjusted EBITDA	$207	$228	$383	$402

(1)	Included in other (loss) gain, net.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

COMPARABLE HOTEL ADJUSTED EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Adjusted EBITDA	$207	$228	$383	$402
Less: Adjusted EBITDA from investments in affiliates	12	14	22	26
Less: All other(1)	(14)	(14)	(29)	(26)
Hotel Adjusted EBITDA	209	228	390	402
Less: Adjusted EBITDA from hotels disposed of	5	11	11	24
Less: Adjusted EBITDA from non-comparable hotels	(4)	5	(5)	4
Comparable Hotel Adjusted EBITDA	$208	$212	$384	$374
_______________________________________________________

(1)      Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Total Revenues	$703	$731	$1,362	$1,399
Less: Other revenue	19	17	37	34
Less: Revenues from hotels disposed of	14	48	37	109
Less: Revenues from non-comparable hotels(1)	5	8	7	11
Comparable Hotel Revenues	$665	$658	$1,281	$1,245
_______________________________________________________
(1) Includes revenues from Park's non-comparable hotels and rental revenues from office space and antenna leases located at its hotels.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Comparable Hotel Revenues	$665	$658	$1,281	$1,245
Comparable Hotel Adjusted EBITDA	$208	$212	$384	$374
Comparable Hotel Adjusted EBITDA margin	31.3%	32.2%	30.0%	30.1%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to stockholders	$82	$216	$178	$366
Depreciation and amortization expense	61	69	123	139
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Loss (gain) on sales of assets, net	12	(7)	(19)	(96)
Gain on sale of investments in affiliates(1)	—	(108)	—	(108)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(10)	(8)	(15)	(12)
Pro rata FFO of investments in affiliates	12	10	21	20
Nareit FFO attributable to stockholders	156	171	286	307
Loss on foreign currency transactions	—	4	—	3
Transition expense	—	—	—	2
Transaction costs	7	—	7	—
Severance expense	1	1	2	1
Share-based compensation expense	4	4	8	8
Other items	(4)	7	(3)	3
Adjusted FFO attributable to stockholders	$164	$187	$300	$324

Nareit FFO per share - Diluted(2)	$0.77	$0.85	$1.42	$1.49
Adjusted FFO per share - Diluted(2)	$0.81	$0.93	$1.49	$1.57
Weighted average shares outstanding - Diluted	202	201	202	206

(1)	Included in other (loss) gain, net.
(2)	Per share amounts are calculated based on unrounded numbers and are calculated independently for each period presented.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2019 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income	$329	$353
Depreciation and amortization expense	239	239
Interest income	(6)	(6)
Interest expense	128	128
Income tax expense	14	15
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	23	23
EBITDA	727	752
Gain on sale of assets, net	(19)	(19)
Transaction costs	7	7
Severance expense	2	2
Share-based compensation expense	15	15
Other items	3	3
Adjusted EBITDA	$735	$760

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2019 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income attributable to stockholders	$322	$346
Depreciation and amortization expense	239	239
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(19)	(19)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(16)	(17)
Pro rata FFO of equity investments	28	29
Nareit FFO attributable to stockholders	550	574
Transaction costs	7	7
Severance expense	2	2
Share-based compensation expense	15	15
Other items	3	3
Adjusted FFO attributable to stockholders	$577	$601
Adjusted FFO per share - Diluted(1)	$2.86	$2.98
Weighted average diluted shares outstanding	201.9	201.9

(1)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders Nareit FFO per share - diluted and Adjusted FFO per share - diluted

Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction costs associated with hotel acquisitions or dispositions expensed during the period;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty gains or losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its consolidated hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its portfolio since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Of the 40 hotels that are consolidated as of June 30, 2019, 39 hotels have been classified as comparable hotels. Due to the continued effects of business interruption from Hurricane Maria at the Caribe Hilton in Puerto Rico, the results from this property were excluded from comparable hotels in 2019. The Company’s comparable hotels also exclude the 12 consolidated hotels that were sold in January and February 2018, one consolidated hotel that was returned to the lessor after the expiration of the ground lease in December 2018 and five consolidated hotels that were sold in 2019.